EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2014 RESULTS

VERO BEACH, Fla. (March 16, 2015) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three-month period ended December 31, 2014. Discussions related to the “Company” refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated VIE, Orchid Island Capital, Inc. (“Orchid”).  References to “Bimini Capital,” the “parent," and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

Fourth Quarter 2014 Highlights

•	Net income of $1.7 million attributed to Bimini Capital, or $0.14 per common share
•	Book value per share of $0.75
•	Company to discuss results on Tuesday, March 17, 2015, at 10:00 AM ET

Orchid Island Capital

On February 20, 2013, Orchid completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  At the time of Orchid’s IPO and until December 31, 2014, management concluded, pursuant to generally accepted accounting principles, that Orchid is a variable interest entity (“VIE”) because Orchid’s equity holders lacked the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management also concluded that Bimini Capital was the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors, LLC (“Bimini Advisors”), a wholly-owned subsidiary of Bimini, and Orchid, Bimini Capital had the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and until December 31, 2014, the Company consolidated Orchid in its financial statements.

In December 2014, management re-evaluated the conditions resulting in the consolidation of Orchid and concluded that, due to Bimini’s decreased ownership interest in Orchid, the management contract no longer represented a variable interest.  As a result the Company has deconsolidated Orchid from the consolidated balance sheet as of December 31, 2014.  However, as a VIE which was deconsolidated on December 31, 2014, Orchid’s results of operations are included in the consolidated statements of operations, equity and cash flows through December 31, 2014, and will be excluded in future periods.

The noncontrolling interests reported in the Company’s 2013 consolidated financial statements represented the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests is presented in the equity section of the 2013 balance sheet, separate from equity attributed to Bimini Capital.  Net income of Orchid through December 31, 2014 was allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly-owned subsidiaries at December 31, 2013 gave the appearance of a much larger organization.  However, the assets recognized as a result of consolidating Orchid at December 31, 2013 did not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets. Conversely, liabilities recognized as a result of consolidating Orchid did not represent additional claims on Bimini Capital’s assets; rather, they represented claims against the assets of Orchid. Creditors and stockholders of Orchid have no recourse to the assets of Bimini Capital. Likewise, creditors and stockholders of Bimini Capital have no recourse to the assets of Orchid.

In addition to the presentation of the Company’s consolidated portfolio activities, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “parent-only” information along with the consolidated presentation provides useful information to the shareholders of Bimini Capital.

Details of Fourth Quarter 2014 Results of Operations

Selected unaudited consolidated and parent-only results for the three month period ended December 31, 2014 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net income	$1,699	$1,699
Net portfolio interest income (loss)	11,707	687
Net gains on mortgage-backed securities	3,666	158
Net losses on derivative instruments	(10,006)	(445)
Audit, legal and other professional fees	252	46
Compensation and related benefits	756	348
Other operating, general and administrative expenses	655	202
Income tax provision	177	-
Other income	360	242
Fair value adjustments on retained interests in securitizations	1,172	-

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The tables below detail the changes to the respective sub-portfolios during the quarter for both the consolidated Company and the parent-only.

Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2014	$1,195,633,205	$47,552,509	$21,907,993	$69,460,502	$1,265,093,707
Securities Purchased	637,227,326	7,100,162	-	7,100,162	644,327,488
Securities Sold	(218,258,151)	-	-	-	(218,258,151)
Gain on Sale	891,101	-	-	-	891,101
Return of Investment	n/a	(4,522,962)	(1,478,644)	(6,001,606)	(6,001,606)
Pay-downs	(21,825,401)	n/a	n/a	n/a	(21,825,401)
Premium Lost Due to Pay-downs	(1,660,118)	n/a	n/a	n/a	(1,660,118)
Mark to Market Gains (Losses)	7,395,747	(1,242,946)	(1,717,554)	(2,960,500)	4,435,247
Deconsolidation of Orchid	(1,486,787,333)	(46,610,887)	(15,773,015)	(62,383,902)	(1,549,171,235)
Market Value - December 31, 2014	$112,616,376	$2,275,876	$2,938,780	$5,214,656	$117,831,032

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Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2014	$84,487,329	$1,605,835	$3,468,113	$5,073,948	$89,561,277
Securities Purchased	39,495,766	878,455	-	878,455	40,374,221
Securities Sold	(9,671,664)	-	-	-	(9,671,664)
Gains on Sale	31,696	-	-	-	31,696
Return of Investment	n/a	(222,252)	(178,591)	(400,843)	(400,843)
Pay-downs	(2,190,330)	n/a	n/a	n/a	(2,190,330)
Premium Lost Due to Pay-downs	(143,960)	n/a	n/a	n/a	(143,960)
Mark to Market Gains (Losses)	607,539	13,838	(350,742)	(336,904)	270,635
Market Value - December 31, 2014	$112,616,376	$2,275,876	$2,938,780	$5,214,656	$117,831,032

The tables below present the allocation of capital between the respective portfolios at December 31, 2014 and September 30, 2014, and the return on invested capital for each sub-portfolio for the three-month period ended December 31, 2014.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.  The information presented as of December 31, 2013 includes the portfolio, cash and repurchase agreements of Orchid.  The information presented as of December 31, 2014 includes only the portfolio, cash and repurchase agreements of Bimini Capital, as Orchid was no longer consolidated in the Company’s financial statements at that date.

On a consolidated basis, the returns on invested capital in the PT MBS and structured MBS portfolios were approximately 8.8% and (5.1)%, respectively, for the fourth quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 3.4%.  Due to the deployment of the proceeds of Orchid’s capital raising activities during the year ended December 31, 2014, the balances of the respective portfolios increased significantly.  Accordingly, returns generated based on the beginning of period capital are larger than returns on a stabilized portfolio.  In the “Returns for the Quarter (Consolidated)” table below, we have added the return on average capital deployed to address this issue.

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For parent-only, the returns on invested capital in the PT MBS and structured MBS portfolios were approximately 26.1% and (5.4)%, respectively, for the fourth quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 9.6%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2014
Market Value	$112,616,376	$2,275,876	$2,938,780	$5,214,656	$117,831,032
Cash equivalents and restricted cash(1)	5,270,906	-	-	-	5,270,906
Repurchase Agreement Obligations(2)	(109,963,995)	-	-	-	(109,963,995)
Total	$7,923,287	$2,275,876	$2,938,780	$5,214,656	$13,137,943
% of Total	60.3%	17.3%	22.4%	39.7%	100.0%
September 30, 2014 (Consolidated)
Market Value	$1,195,633,205	$47,552,509	$21,907,993	$69,460,502	$1,265,093,707
Cash equivalents and restricted cash(1)	250,159,092	-	-	-	250,159,092
Repurchase Agreement Obligations	(1,339,196,210)	-	-	-	(1,339,196,210)
Total	$106,596,087	$47,552,509	$21,907,993	$69,460,502	$176,056,589
% of Total	60.5%	27.1%	12.4%	39.5%	100.0%

(1)	Amount excludes restricted cash of $0.2 million at both December 31, 2014 and September 30, 2014 related to trust preferred debt funding hedges.
(2)
At December 31, 2014, there were outstanding repurchase agreement balances of $0.6 million and $2.1 million secured by interest-only and inverse interest-only securities, respectively.  At September 30, 2014, there were outstanding repurchase agreement balances of $19.4 million and $6.7 million secured by interest-only and inverse interest-only securities respectively.  We entered into these arrangements to generate additional cash to invest in pass-through MBS strategy; therefore we have not considered these balances to be allocated to the structured securities strategy.

Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2014
Market Value	$112,616,376	$2,275,876	$2,938,780	$5,214,656	$117,831,032
Cash equivalents and restricted cash(1)	5,270,906	-	-	-	5,270,906
Repurchase Agreement Obligations	(109,963,995)	-	-	-	(109,963,995)
Total	$7,923,287	$2,275,876	$2,938,780	$5,214,656	$13,137,943
% of Total	60.3%	17.3%	22.4%	39.7%	100.0%
September 30, 2014
Market Value	$84,487,329	$1,605,835	$3,468,113	$5,073,948	$89,561,277
Cash equivalents and restricted cash(1)	3,364,223	-	-	-	3,364,223
Repurchase Agreement Obligations	(83,218,324)	-	-	-	(83,218,324)
Total	$4,633,228	$1,605,835	$3,468,113	$5,073,948	$9,707,176
% of Total	47.7%	16.6%	35.7%	52.3%	100.0%

(1)	Amount excludes restricted cash of $0.2 million at both December 31, 2014 and September 30, 2014 related to trust preferred debt funding hedges.

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Returns for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$12,505,747	$(1,024,596)	$474,020	$(550,576)	$11,955,171
Realized and unrealized gains (losses)	6,626,730	(1,242,946)	(1,717,554)	(2,960,500)	3,666,230
Hedge losses(1)	(9,719,087)	n/a	n/a	n/a	(9,719,087)
Total Return	$9,413,390	$(2,267,542)	$(1,243,534)	$(3,511,076)	$5,902,314
Beginning Capital Allocation(2)	$106,596,087	$47,552,509	$21,907,993	$69,460,502	$176,056,589
Return on Invested Capital for the Quarter	8.8%	(4.8)%	(5.7)%	(5.1)%	3.4%
Average Capital Allocation(3)	$132,791,320	$48,219,636	$20,309,894	$68,529,530	$201,320,850
Return on Average Invested Capital for the Quarter(4)	7.1%	(4.7)%	(6.1)%	(5.1)%	2.9%

Returns for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$870,748	$(42,789)	$107,171	$64,382	$935,130
Realized and unrealized gains (losses)	495,275	13,838	(350,742)	(336,904)	158,371
Hedge losses(1)	(157,950)	n/a	n/a	n/a	(157,950)
Total Return	$1,208,073	$(28,951)	$(243,571)	$(272,522)	$935,551
Beginning Capital Allocation	4,633,228	1,605,835	3,468,113	5,073,948	9,707,176
Return on Invested Capital for the Quarter(2)	26.1%	(1.8)%	(7.0)%	(5.4)%	9.6%

(1)	Excludes losses of approximately $287,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(3)
Calculated using two data points, the Beginning and Ending Capital Allocation balances. For the consolidated presentation, the ending balance used in calculating the average includes the balances of Orchid at December 31, 2014.

(4)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the fourth quarter of 2014, the Company received approximately $27.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 8.1% for the fourth quarter of 2014.  The parent received approximately $2.6 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 10.7% for the fourth quarter of 2014.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

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	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
December 31, 2014	4.3	15.0	8.1	7.3	15.2	10.7
September 30, 2014	7.9	18.5	12.3	6.7	15.9	10.5
June 30, 2014	4.1	17.0	8.6	4.4	22.7	11.8
March 31, 2014	3.9	16.0	9.8	1.4	19.7	13.7
December 31, 2013	5.1	19.2	11.0	4.2	21.8	14.3
September 30, 2013	7.1	30.1	15.1	11.7	33.7	24.8
June 30, 2013	7.2	33.0	19.5	12.2	39.7	31.6
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8

Portfolio

The following tables summarize the Company’s MBS portfolio as of December 31, 2014 and 2013.  The information presented as of December 31, 2013 includes the portfolio of Orchid.  The information presented as of December 31, 2014 includes only the portfolio of Bimini Capital, as Orchid was no longer consolidated in the Company’s financial statements at that date.

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2014
Fixed Rate MBS	$112,174	95.2%	4.30%	327	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	442	0.4%	4.00%	325	20-Jan-42	27.03	9.00%	1.00%
Total Mortgage-backed Pass-through	112,616	95.6%	4.30%	327	1-Dec-44	27.03	9.00%	1.00%
Interest-Only Securities	2,276	1.9%	3.11%	240	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,939	2.5%	6.35%	313	25-Apr-41	NA	0.80%	NA
Total Structured MBS	5,215	4.4%	4.94%	281	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$117,831	100.0%	4.33%	325	1-Dec-44	NA	NA	NA
December 31, 2013
Adjustable Rate MBS	$5,334	1.4%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate MBS	267,481	68.7%	3.99%	314	1-Dec-43	NA	NA	NA
Hybrid Adjustable Rate MBS	90,487	23.2%	2.61%	349	1-Aug-43	108.23	7.61%	1.99%
Total Mortgage-backed Pass-through	363,302	93.3%	3.65%	322	1-Dec-43	102.41	7.75%	1.99%
Interest-Only Securities	20,443	5.3%	4.36%	262	25-Nov-40	NA	NA	NA
Inverse Interest-Only Securities	5,596	1.4%	5.91%	316	15-Dec-40	NA	6.07%	NA
Total Structured MBS	26,039	6.7%	4.69%	274	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$389,341	100.0%	3.72%	318	1-Dec-43	NA	NA	NA

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($ in thousands)
	December 31, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$66,974	56.84%	$236,660	60.78%
Freddie Mac	50,415	42.79%	133,689	34.34%
Ginnie Mae	442	0.37%	18,992	4.88%
Total Portfolio	$117,831	100.00%	$389,341	100.00%

Entire Portfolio	December 31, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$107.95	$105.64
Weighted Average Structured Purchase Price	$5.98	$7.52
Weighted Average Pass Through Current Price	$108.53	$102.71
Weighted Average Structured Current Price	$9.08	$12.15
Effective Duration (1)	2.663	4.116

(1)
Effective duration of 2.663 indicates that an interest rate increase of 1.0% would be expected to cause a 2.663% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2014.  An effective duration of 4.116 indicates that an interest rate increase of 1.0% would be expected to cause a 4.116% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Portfolio (Parent-Only)

The following tables summarize the parent-only MBS portfolio as of December 31, 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2013
Fixed Rate MBS	$21,957	57.6%	3.35%	215	1-May-43	NA	NA	NA
Hybrid Adjustable Rate MBS	14,370	37.7%	2.92%	344	1-Sep-42	100.99	7.92%	1.95%
Total Mortgage-backed Pass-through	36,327	95.3%	3.18%	266	1-May-43	100.99	7.92%	1.95%
Interest-Only Securities	1,237	3.2%	3.85%	287	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	554	1.5%	5.82%	305	25-Nov-40	NA	5.99%	NA
Total Structured MBS	1,791	4.7%	4.46%	293	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$38,118	100.0%	3.24%	267	1-May-43	NA	NA	NA

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($ in thousands)
	December 31, 2013
		Percentage of
Agency	Fair Value	Entire Portfolio
Fannie Mae	$25,598	67.15%
Freddie Mac	11,847	31.08%
Ginnie Mae	673	1.77%
Total Portfolio	$38,118	100.0%

Entire Portfolio	December 31, 2013
Weighted Average Pass Through Purchase Price	$105.93
Weighted Average Structured Purchase Price	$3.58
Weighted Average Pass Through Current Price	$101.67
Weighted Average Structured Current Price	$3.73
Effective Duration (1)	3.453

(1)
Effective duration of 3.453 indicates that an interest rate increase of 1.0% would be expected to cause a 3.453% decrease in the value of the MBS in the Parent’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2014, the Company had outstanding repurchase obligations of approximately $110.0 million with a net weighted average borrowing rate of 0.36%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $116.4 million, and cash pledged to a counterparty of approximately $0.3 million.  At December 31, 2014, the Company’s liquidity was approximately $6.5 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

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Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2014.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$33,205	30.2%	0.33%	$1,490	22
JVB Financial Group, LLC	27,447	25.0%	0.38%	1,807	8
South Street Securities, LLC	15,975	14.5%	0.35%	863	20
Suntrust Robinson Humphrey, Inc.	11,672	10.6%	0.35%	716	8
CRT Capital Group, LLC	11,542	10.5%	0.34%	604	12
Citigroup Global Markets, Inc.	2,059	1.9%	0.95%	759	16
Other	8,064	7.3%	0.36%	438	7
	$109,964	100.0%	0.36%	$6,677	14

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of December 31, 2014, such instruments were comprised entirely of Eurodollar futures contracts.

The table below presents information related to outstanding Eurodollar futures positions at December 31, 2014.

($ in thousands)
Eurodollar Futures Positions
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2015	0.63%	$36,500	$(5)	0.57%	$26,000	$(237)
2016	1.54%	56,000	46	1.54%	26,000	(61)
2017	2.23%	56,000	(3)	2.23%	26,000	(67)
2018	2.51%	56,000	(38)	2.51%	26,000	(56)
Total / Weighted Average	1.72%	$50,429	$-	1.60%	$26,000	$(421)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

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Dividends

During the three months ended December 31, 2014, Bimini Capital made no dividend distributions.  All distributions are made at the discretion of Bimini Capital’s Board of Directors and will depend on its results of operations, financial condition, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant.  Bimini Capital continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, it is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or NOL’s carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOL’s, if a REIT has sufficient NOL’s it could apply such NOL’s against its taxable income and avoid excise taxes without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise taxes by applying the estimated $18.0 million of NOL’s available as of December 31, 2014 against such taxable income until the NOL’s are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2014 was $0.75.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2014, the Company's equity was $9.2 million with 12,324,391 Class A Common shares outstanding.

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Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The trends we have experienced for the first three quarters of 2014 continued into the fourth.  The market continued to defy expectations and rates continued to rally.  While the flash rally on October 15th didn’t hold, we still ended the year with rates down over 80 basis points on the 10 year U.S. Treasury (“UST”) and the curve substantially flatter.  The swap curve moved similarly.  In spite of the bull flattener, typically the bane of RMBS investors, 30 year agency RMBS continued to tighten to comparable duration treasuries.  The reason for the outperformance was a combination of speeds that continued to ignore lower rates available to borrowers and reduced supply in the market. Also in spite of the rally, volatility, as measured by the SRVX index (the Chicago Board Options Exchange interest rate volatility index that measures the fair market value of future volatility implied by the 1 year option to enter into a 10 year pay fixed swap), remained stable and near the low end of the range for the year.  Conditions in Europe continued to deteriorate and the European Central Bank announced their intention to initiate a $1.0 trillion program of quantitative easing on January 22, 2015. The program was initiated this past Monday and already yields on most sovereign debt across the continent have decreased. As we neared the end of the year, tensions surrounding Greece started to rise as a new regime seemed poised to take control and was focused on defying the austerity measures imposed by the European Union (“EU”) when the Greek external debt was restructured just a few years ago.  This raised the prospects for a Greek exit from the EU, or “Grexit”, and, coupled with the EU quantitative easing program, continues to drive sovereign rates across Europe to levels never seen outside of Japan.  In some cases rates were negative, as overnight funding rates pushed well through the previously unthinkable ‘zero bound’ repeatedly.  These developments caused UST rates to accelerate their rally into January, with the 10 year UST rate reaching a low of 1.67% on January 30th.  Economic data in the US was generally mixed with the exception of the jobs data which continued to be robust.  The non-farm payroll (“NFP”) figures for November, released in early December, were strong and perhaps more importantly, we saw the first signs of wage inflation.  Specifically, average hourly earnings increased 0.4% for November 2014, the first reading of this magnitude since December of 2013. The December wage data, released in early January, was negative and the November data was revised lower.  However, the January data was strong again, up 0.5%, and the job growth figures were revised substantially higher.  As of the March 6, 2015 release, the average monthly NFP gain for the past four months is approximately 304,000, and the average gain for calendar 2014 was approximately 260,000, well above the approximately 200,000 average gains we saw for the last three years.  These developments have caused the markets to struggle over what this all means for the Federal Reserve (“Fed”) and their intentions with respect to the timing of an increase in interest rates and the removal of their accommodation that has been in place since the financial crisis.

“As has been the case since its initial public offering in February of 2013, Orchid Island has dominated our performance since we consolidated Orchid’s operations. As of December 31, 2014 and going forward this will no longer be the case. However, up until that date we did consolidate Orchids operations. The Orchid portfolio is managed in the same manner and with the same focus as the Bimini portfolio.  Orchid raised additional capital throughout 2014, most recently utilizing an At-The-Market (“ATM”) program.  During the fourth quarter Orchid sold an additional 3.7 million shares, raising approximately $49.8 million in proceeds (net of fees paid to the agent), through its second ATM program, which was put in place in early September.  This brings the total number of shares sold under ATM programs during 2014 to approximately 7.6 million shares.  Orchid’s stand-alone net assets were $218.1 million at December 31, 2014, versus $44.8 million at December 31, 2013. As a result, the Orchid portfolio and results dominate our reported results even more.  For the quarter, Orchid generated approximately $3.5 million of net income while the consolidated operations of Bimini only generated net income of $1.7 million, including its proportionate share of Orchid’s net income. As the external manager of Orchid, Bimini, through Bimini Advisors, earned and charged Orchid approximately $0.738 million of management fees and allocated approximately $0.2 million in overhead to Orchid during the three months ended December 31, 2014.  However, under GAAP these fees are eliminated in consolidation.

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“As I mentioned above, as of December 31, 2014 and going forward we will no longer consolidate the operations of Orchid Island.  This means our results of operations will include the management fees earned as the external manager of Orchid, as well as the reimbursement of certain overhead costs and the dividends we receive on the nearly 1 million shares of Orchid we own.  We will mark our share position in Orchid to market at each reporting period as well. And finally, we will report only the portfolio of Bimini and the results obtained from the portfolio each period. As a result, our financial statements should be far more transparent with respect to our operations as both the external manager of Orchid and the manager of our own RMBS portfolio. This will be the case when we report our results for the first quarter of 2015, likely in early May.

 “With respect to the portfolio of Bimini, we continue to slowly rebuild the portfolio as it increased from $89.6 million at September 30, 2014 to $117.8 million at December 31, 2014.  With the growth at Orchid and the resulting increase in management fees, coupled with cash flows received as part of the overhead sharing agreement with Orchid which commenced on July 1, 2014, Bimini has been able to slowly rebuild its MBS portfolio, which in turn generates even more net interest income over time – absent a compression in net interest spreads of course.  We added to both sub-portfolios this quarter. We purchased structured securities with a value of $0.9 million and on the pass-through side, we purchased fixed rate, 30 year MBS with a value of $39.5 million and sold $9.7 million for net purchases of approximately $29.8 million.  The pass-through purchases were exclusively 4.5% coupon, call protected securities.  As is the case at Orchid, we continue to favor the lower premium call protected securities versus the higher pay-up bonds given that those pay-ups are at unattractive levels in our view.  We feel the modest incremental speed potential of these securities is more than off-set by the lower initial cost, resulting in more attractive expected returns over our anticipated investment horizon. The capital allocation between the two sub-portfolios changed materially again this quarter.  Our allocation to the pass-through sub-portfolio was increased again and is now 60.3% versus 47.7% at September 30, 2014.  The increase in the capital allocation to pass-throughs reflects our practice of building the pass-through portfolio first during periods of rapid growth, versus a long term view of the market. Since December 31, 2014 we have added to the structured securities portfolio.    At year end the structured security sub-portfolio accounts for 39.7% of the capital allocation versus 52.3% at September 30, 2014.  The structured securities sub-portfolio grew slightly from $5.1 million at September 30, 2014, to $5.2 million at December 31, 2014, again reflecting management’s decision to add to the pass-through portfolio first during periods of accelerated growth.

“As for returns, with longer rates continuing to decrease over the course of the quarter the realized and unrealized gains for the combined portfolio were a positive $0.2 million, reflective the sensitivity of both sub-portfolios to prepayment concerns. Our structured securities generated interest income of $0.06 million. The pass-through sub-portfolio generated a 26.1% return for the quarter (not annualized) and the structured portfolio generated a loss for the quarter of 5.4%. The two portfolios combined generated a positive return on invested capital of 9.6% for the quarter – again, not annualized. With respect to the balance of our results, the retained interests of our former mortgage company were marked up by approximately $1.2 million for the quarter.

“As was the case at the end of the third quarter, the portfolio is positioned for a continuation of modest prepayment speeds.  While refinancing activity reported on March 5, 2015 accelerated, reflecting the rally in January, and we may see a modest continuation in speeds when the March figures are released in early April, the sell-off since the end of January has reversed most of the rally and mortgage rates are close to the year-end levels.  Going forward, we do not expect a significant wave of mortgage refinancings.  Only mortgages originated since the summer of 2013 are exposed to low rates for the first time and, because of lenders unwillingness to aggressively pursue refinancing activity, the primary/secondary spread has increased. A primary reason for mortgage lenders unwillingness to aggressively refinance mortgages is due to their reduced capacity and new regulations imposed by the Dodd-Frank Act that have impaired their ability to quickly ramp up their staff/capacity levels.  We no longer see the greatest risks to the market as two-fold.  Previously we feared there was a small, but non-zero probability we might see an outbreak of inflation – resulting in a more aggressive Fed and elevated volatility in the rates markets.  With the drop in oil prices, strong dollar and very low inflation in Europe, this outcome seems even more unlikely – although the downside risks associated with this outcome are so severe that we will continue to protect ourselves against this scenario. We believe developments around the globe and the strength in the dollar will limit the pace and extent of Fed tightening once it begins, with an increase in interest rates likely to occur by the end of the third quarter of this year – if not at the June meeting.  Another possible, perhaps probable, risk we see would be a continuation of the rally we experienced earlier this quarter.  We feel we are well positioned for the first scenario.  We continue to guard against a further rally by maintaining a material allocation to call protected securities.  During the latter part of the third quarter and throughout the fourth quarter of 2014, we began to brace for a short-term acceleration in refinancing activity.  We sold one large pool pf previously “new” 30 Year 4.5s and added new issue pools and credit impaired pools.  As prepayment concerns amongst investors became more elevated specified pool pay-ups for the highest quality call protection securities – loan balance – increased dramatically.  In response the Company continues to favor lower payup call protection but with better carry per unit of duration – like these new issue and credit impaired pools.  In the event of a meaningful increase in speeds, we believe these securities will provide adequate protection and the premiums we paid likely have room to increase to offset the increased premium amortization, as we witnessed in January.

“Going forward, we anticipate the Federal Reserve will begin the process of policy normalization which will entail, among other measures, increases to the Fed Funds target range.  Such increases in the Fed Funds target range are likely to result to increases in LIBOR rates, which are tied to the Company’s funding costs.  The Company utilizes Eurodollar futures and swaptions to hedge its funding costs, although it does not employ hedge accounting for GAAP purposes.  For GAAP, our funding costs will rise as short-term rates rise as there will be no hedge offset.  However, to the extent the corresponding hedges increase in value as LIBOR increases then we will experience increased income via a positive fair value adjustment associated with the funding hedges.”

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Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2014, and  2013, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2014 and 2013.  Amounts presented are subject to change.  The information presented as of December 31, 2013 includes the accounts of Orchid.  The information presented as of December 31, 2014 includes only the accounts of Bimini Capital, as Orchid was no longer consolidated in the Company’s financial statements at that date.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Mortgage-backed securities	$117,831,032	$389,340,958
Cash equivalents and restricted cash	5,432,719	14,516,457
Investment in Orchid Island Capital, Inc.	12,810,728	-
Retained interests in securitizations	1,899,684	2,530,834
Accrued interest receivable	460,326	1,720,726
Other assets	8,444,709	6,418,671
Total Assets	$146,879,198	$414,527,646

LIABILITIES AND EQUITY
Repurchase agreements	$109,963,995	$353,396,075
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	908,994	968,715
Total Liabilities	137,677,429	381,169,230
Stockholders' equity	9,201,769	1,743,573
Noncontrolling interests	-	31,614,843
Total Equity	9,201,769	33,358,416
Total Liabilities and Equity	$146,879,198	$414,527,646
Class A Common Shares outstanding	12,324,391	11,509,756
Book value per share	$0.75	$0.15

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended		Three Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest income	$34,438,486	$9,794,654	$13,168,245	$3,021,261
Interest expense	(3,281,130)	(1,279,737)	(1,213,074)	(343,120)
Net interest income, before interest on junior subordinated notes	31,157,356	8,514,917	11,955,171	2,678,141
Interest expense on junior subordinated notes	(984,617)	(995,397)	(248,185)	(249,326)
Net interest income	30,172,739	7,519,520	11,706,986	2,428,815
Gains (losses)	1,159,337	(9,324,710)	(6,340,159)	(1,156,742)
Net portfolio income (loss)	31,332,076	(1,805,190)	5,366,827	1,272,073
Other income (expense)	3,882,151	7,175,693	1,532,345	(76,152)
Expenses	7,220,647	9,162,960	1,663,472	1,780,918
Net income (loss) before income tax benefit	27,993,580	(3,792,457)	5,235,700	(584,997)
Income tax (benefit) expense	(1,877,797)	(1,247,768)	177,278	-
Net income (loss)	29,871,377	(2,544,689)	5,058,422	(584,997)
Net income (loss) attributed to noncontrolling interests	22,126,533	(214,717)	3,359,433	1,020,437
Net income (loss) attributed to Bimini Capital stockholders	$7,744,844	$(2,329,972)	$1,698,989	$(1,605,434)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.63	$(0.21)	$0.14	$(0.14)
CLASS B COMMON STOCK	$0.63	$(0.21)	$0.14	$(0.14)

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Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited parent-only balance sheets as of December 31, 2014 and 2013, and the unaudited quarterly results of operations for the calendar quarters and years ended December 31, 2014 and 2013.  In the parent-only financial statements, the investment in subsidiaries (including the investment in Orchid Island Capital, Inc. at December 31, 2013) is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments, except for the investment in Orchid Island Capital, Inc. at December 31, 2014, which is stated at fair value.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income using the equity method.  Parent-only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s Consolidated Financial Statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(Parent-Only)

	December 31, 2014	December 31, 2013
ASSETS
Mortgage-backed securities	$117,831,032	$38,118,447
Cash equivalents and restricted cash	2,895,718	3,851,187
Investment in Orchid Island Capital, Inc.	12,810,728	13,150,503
Accrued interest receivable	460,326	161,289
Investment in subsidiaries and due from subsidiaries	7,860,706	3,976,099
Other assets	4,978,793	4,822,267
Total Assets	$146,837,303	$64,079,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$109,963,995	$34,839,021
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	867,099	692,758
Total Liabilities	137,635,534	62,336,219
Stockholders' Equity	9,201,769	1,743,573
Total Liabilities and Stockholders' Equity	$146,837,303	$64,079,792

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BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest income	$2,634,373	$595,796	$1,021,788	$215,558
Interest expense	(249,820)	(153,533)	(86,658)	(34,135)
Net interest income, before interest on junior subordinated notes	2,384,553	442,263	935,130	181,423
Interest expense on junior subordinated notes	(984,617)	(995,397)	(248,185)	(249,326)
Net interest income (expense)	1,399,936	(553,134)	686,945	(67,903)
Portfolio gains (losses)	924,993	(2,222,148)	(286,879)	(521,817)
Net portfolio income (deficiency)	2,324,929	(2,775,282)	400,066	(589,720)
Equity in earnings (losses) of subsidiaries	8,140,968	2,974,063	1,653,064	(1,401,648)
Other income	228,795	35,300	241,681	-
Expenses	(2,949,849)	(2,564,053)	(595,823)	385,934
Net income (loss)	$7,744,843	$(2,329,972)	$1,698,988	$(1,605,434)

	Consolidated		Parent-Only
	Three Months Ended December 31,		Three Months Ended December 31,
Key Balance Sheet Metrics	2014	2013	2014	2013
Average MBS(1)	$1,466,047,987	$380,340,986	$103,696,154	$38,836,261
Average repurchase agreements(1)	1,442,905,440	345,067,541	96,591,159	34,960,752
Average equity(1)	88,152,369	34,181,914	8,258,682	2,546,289

Key Performance Metrics
Average yield on MBS(2)	3.59%	3.18%	3.94%	2.22%
Average cost of funds(2)	0.34%	0.40%	0.36%	0.39%
Average economic cost of funds(3)	0.38%	0.57%	0.36%	1.66%
Average interest rate spread(4)	3.25%	2.78%	3.58%	1.83%
Average economic interest rate spread(5)	3.21%	2.61%	3.58%	0.56%

(1)
Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances. For the consolidated presentation, average MBS and repurchase agreements include the accounts of Orchid at December 31, 2014, and the beginning equity for the three months ended December 31, 2014 includes the non-controlling interests of Orchid.

(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)
Represents interest cost of our borrowings and the effect of Eurodollar and T-Note futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, March 17, 2015, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 7834104.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com